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                                                                     Exhibit 3.5


                       AMENDMENT TO THE RIGHTS AGREEMENT
                           DATED AS OF MAY 12, 1987



     THIS AMENDMENT NO. ONE to the Rights Agreement is made by Arthur J. Gallagher & Co., a Delaware corporation (the "Company") and Harris Trust & Savings Bank (the "Rights Agent"). In exchange for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree to amend Section 7(a) and Exhibit A by replacing the words "May 12, 1997" with the words "May 12, 2007" where they appear.

All other terms and conditions of the Rights Agreement shall remain in full force and effect consistent with their terms.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the 19th day of July, 1996.


                                                 ARTHUR J. GALLAGHER & CO.



                                                 By: /s/ Michael J. Cloherty
                                                     ------------------------
                                                     Michael J. Cloherty
                                                     Executive Vice President

                                                 HARRIS TRUST & SAVINGS BANK



                                                 By: /s/ Julie Power
                                                     ------------------------
                                                     Julie Power
                                                     Trust Officer